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CUSIP NO. 512815-10-1             SCHEDULE 13G               PAGE 12 OF 13 PAGES
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                                   EXHIBIT 1


Each of the undersigned hereby affirms that he, she or it is individually eligible to use Schedule 13G and agrees that this Schedule 13G is filed on his, her or its behalf.

Dated: February 13, 1998


                                       The Reilly Family Limited Partnership


                                       By: /s/ Kevin P. Reilly, Jr.
                                           ---------------------------------
                                           Name:  Kevin P. Reilly, Jr.
                                           Title: Managing General Partner


                                       /s/ Kevin P. Reilly, Jr.
                                       -------------------------------------
                                       Kevin P. Reilly, Jr.


                                       /s/ Wendell S. Reilly
                                       -------------------------------------
                                       Wendell S. Reilly


                                       /s/ Sean E. Reilly
                                       -------------------------------------
                                       Sean E. Reilly


                                       /s/ Anna R. Cullinan
                                       -------------------------------------
                                       Anna R. Cullinan